                                  LAW OFFICES
                           DRINKER BIDDLE & REATH LLP
                                ONE LOGAN SQUARE
                            18TH AND CHERRY STREETS
                          PHILADELPHIA, PA 19103-6996
                           TELEPHONE: (215) 988-2700
                              FAX: (215) 988-2757

                                October 29, 1999

Governor Funds
3435 Stelzer Road
Columbus, OH  43219

         RE:      POST-EFFECTIVE AMENDMENT NO. 2 ON FORM N-1A
                  -------------------------------------------

Ladies and Gentlemen:

         We have acted as counsel to Governor Funds, a Delaware business trust (the "Trust"), in connection with the preparation and filing with the Securities and Exchange Commission of the Trust's Post-Effective Amendment No. 2 to its Registration Statement on Form N-1A under the Securities Act of 1933, as amended (the "1933 Act"), and the Investment Company Act of 1940, as amended.

         The Trust is authorized to issue an unlimited number of shares of beneficial interest of the Prime Money Market, U.S. Treasury Obligations Money Market, Established Growth, Aggressive Growth, Emerging Growth, International Equity, Intermediate Term Income, Limited Duration Government Securities, Pennsylvania Municipal Bond, Lifestyle Conservative Growth, Lifestyle Moderate Growth and Lifestyle Growth Funds (the "Funds"), with a par value $0.0001 per share (the "Shares").

         We have reviewed the Trust's Agreement and Declaration of Trust, By-Laws, resolutions adopted by Board of Trustees of the Trust and such other legal and factual matters as we have deemed appropriate. We have assumed that the Shares have been or will be issued against payment therefor as described in the Trust's Registration Statement on Form N-1A under the 1933 Act as amended.

         This opinion is based exclusively on the Delaware Business Trust Act and the federal law of the United States of America.

        Based upon the foregoing, it is our opinion that the Shares of the Funds, when issued as described in the Registration Statement for these Funds, will be validly issued,

Governor Funds
October 29, 1999
Page 2


fully paid and non-assessable by the Trust in accordance with the Agreement and Declaration of Trust and By-laws of the Trust and resolutions of the Board and Shareholders, and that the holders of the Shares of the Funds will be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the general corporation law of the State of Delaware (except that we express no opinion as to such holders who are also trustees of the Trust).

         We hereby consent to the filing of this opinion as an exhibit to the Trust's Post-Effective Amendment No. 2 with the Securities and Exchange Commission.

                                              Very truly yours,


                                              /s/DRINKER BIDDLE & REATH LLP
                                              -----------------------------
                                              DRINKER BIDDLE & REATH LLP